BAZI® SIGNS AGREEMENT WITH TNT MARKETING/CROSSMARK TO BUILD CONVENIENCE STORE CHANNEL

DENVER, CO. – (PR NEWSWIRE) – January 20, 2011 – BAZI International, Inc. (OTCBB: BAZI) announced today that the Company has engaged TNT Marketing/CROSSMARK to assist with the expansion of the BAZI brand in the convenience store channel across the country.  TNT Marketing/CROSSMARK has key selling relationships with over 60 convenience store retail chains representing 65,000+ retail outlets.  “We are very excited about our partnership with TNT Marketing/CROSSMARK.  This strategically positions us to launch the brand in a much more efficient and timely way,” stated Debbie Wildrick, Executive Vice President of Sales and Marketing.

TNT Marketing/CROSSMARK is centrally headquartered in the Dallas/Fort Worth Metroplex.  TNT Marketing/CROSSMARK is a leading sales and marketing organization in the convenience store industry with a sales team which operates regionally throughout the country and achieves success nationwide.  TNT/CROSSMARK maintains valuable top-to-top relationships with key personnel in the c-store industry, which allows them to remain actively involved in changing trends.

Kevin Sherman, CEO of BAZI, stated, “TNT Marketing/CROSSMARK is the leader in helping consumer packaged goods companies drive growth in the convenience store channel.  BAZI is fortunate to be able to leverage their expertise in this industry.  CROSSMARK enables us to engage a sales team of over 100 people across the country overnight.”

ABOUT BAZI®

Bazi International, Inc. is a provider of nutritional shots designed to help enhance physical health and overall performance.  Its product is BAZI®, a healthy, concentrated, energy shot with eight super fruits, including jujube, acai, mangosteen, goji, pomegranate, blueberry, raspberry and seabuckthorn, plus a variety of phytonutrients, antioxidants, vitamins and trace minerals, supporting the critical nutrition needed daily in a convenient, great tasting 2 ounce shot.  BAZI's commitment to quality, science and research has earned the company a loyal following of world-class athletes and an elite list of endorsers, including Olympic athletes.  For more information about BAZI®, please visit www.drinkbazi.com.

ABOUT CROSSMARK®

CROSSMARK is a leading sales and marketing services company in the consumer goods industry that provides growth solutions with exceptional service to manufacturers and retailers.  For over 100 years, CROSSMARK has been helping some of the most powerful brands in the world reach and exceed their business objectives across a wide range of retail channels.  Expertise encompasses the areas of Headquarter Sales, Retail Merchandising, Retailer Solutions, Event Marketing, In-Store Data Collection, Retail Analytics, and Business Technology Solutions.  Headquartered in Plano, Texas, CROSSMARK employs more than 25,000 associates worldwide with 40 offices throughout the U.S., Canada, Mexico, Australia, and New Zealand.

Forward-Looking Statement:

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995.  Words such as "anticipate," "believe," "estimate," "expect," "forecast," "intend," "may," "plan," "project," "predict," "if", "should" and "will" and similar expressions as they relate to BAZI International, Inc. are intended to identify such forward-looking statements.  BAZI International, Inc. may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur.  These projections are subject to change and could differ materially from final reported results.  For a discussion of such risks and uncertainties, see "Risk

Factors" in BAZI's report on Form 10-K filed with the Securities and Exchange Commission and its other filings under the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

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